UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2009

Simpson Manufacturing Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588

(Address of principal executive offices)

(Registrant’s telephone number, including area code):  (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On June 15, 2009, the Board of Directors of Simpson Manufacturing Co., Inc., a Delaware corporation (the “Company”), approved and authorized amendment and restatement of the Rights Agreement dated as of July 30, 1999 (the “Original Agreement”), as set forth in the Amended and Restated Rights Agreement dated as of June 15, 2009 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., a national banking association, as Rights Agent.  The purposes of this amendment of the Original Agreement include:  to extend the expiration date of the Rights issued pursuant to the Rights Agreement from July 29, 2009, to June 14, 2019; to increase the purchase price payable on exercise of Rights under the Rights Agreement to reflect current circumstances; to update the definition of “Beneficial Owner” for purposes of the Rights Agreement to include, among others, holders of cash-settled positions relating to the Common Stock of the Company; to reflect the succession of Computershare Trust Company, N.A. as Rights Agent; to provide additional procedures for an exchange pursuant to the Rights Agreement; and to make updating and technical corrections and clarifications.

On July 29, 1999, the Board of Directors of the Company declared a dividend distribution on each outstanding share of Common Stock of one Right to purchase the Company’s Series A Participating Preferred Stock.  The dividend was paid to stockholders of record at the close of business on August 19, 1999 (the “Record Date”).  No income was recognized by stockholders for tax purposes on payment of the dividend.  The Rights are not now exercisable, and it is not known at this time whether they ever will be exercisable.  No action can be taken by holders of Rights at this time.  The Rights will now expire on the earlier of (1) June 14, 2019, and (2) redemption or exchange of the Rights as described below.

In general, until the Rights are exercisable or are redeemed or exchanged or expire unexercised, each Right is associated with and cannot be separated from the underlying share of Common Stock on which the right was declared as a dividend.  Accordingly, until the Rights are separate from the Common Stock, (1) each holder of outstanding shares of Common Stock is also the holder of an equal number of Rights, (2) any sale or other transfer of shares of Common Stock by a holder thereof also will cause a transfer of the associated Rights, (3) no income or loss will be recognized with respect to the sale of Rights incident to a sale of shares of Common Stock, and (4) no certificates will be issued to evidence ownership of the Rights, but certificates for shares of Common Stock issued after the Record Date refer to the associated Rights.  Until a Right is exercised, it confers no rights as a stockholder, including, without limitation, the rights to vote or to receive dividends.

The Rights will separate from the Common Stock if there is a “Distribution Date.”  A Distribution Date would occur on the earliest to happen of (1) 10 days after a public announcement that someone has become an “Acquiring Person,” meaning that such person (including affiliated or associated persons or entities), directly or indirectly, has acquired, or obtained the right to acquire, beneficial ownership of, or has entered into certain financial arrangements relating to, 15 percent or more of the outstanding shares of Common Stock, other than as a result of repurchases of stock by the Company, and (2) 10 days (unless such date is extended by the Board of Directors) after the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer that would result in someone becoming an Acquiring Person.  Any person who beneficially owned 25 percent or more of the outstanding shares of Common Stock on the Record Date will not be deemed to be an Acquiring Person, unless such person hereafter becomes the beneficial owner of 40 percent or more of the outstanding shares of Common Stock (the only person that owned 25 percent or more of the outstanding shares of Common Stock on the Record Date was Barclay Simpson, the Chairman of the Board and a director of the Company).  If a Distribution Date occurs, the Rights will become exercisable and separately tradable, and the Company will issue certificates for the Rights as soon as possible.

The Preferred Stock purchasable on exercise of the Rights will be non-redeemable and junior to any other series of preferred stock that the Company may issue (except as otherwise provided in the terms of such other series of preferred stock).  Each share of Preferred Stock will have a preferential quarterly dividend in an amount equal to 1,000 times the dividend declared on each share of Common Stock, but in no event less than $25.  In the event of liquidation, the holders of shares of Preferred Stock will receive preferred liquidation payment equal to the greater of $1,000 and 1,000 times the payment made per share of Common Stock.

Each share of Preferred Stock will have 1,000 votes, voting together with the shares of Common Stock.  In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of  Preferred Stock will be entitled to receive 1,000 times the amount and type of consideration received per share of Common Stock.  The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions.

The amount of Preferred Stock that the holder of a Right is entitled to receive on exercise of a Right and the purchase Price payable on exercise of a Right are both subject to adjustment.  As of June 15, 2009, the Purchase price is $100 per Right.  So long as no one becomes an Acquiring Person, payment of the Purchase Price entitles the holder of a Right to receive only one one-thousandth of a share of Preferred Stock.  If, however, someone becomes an Acquiring Person, payment of the Purchase Price will entitle the holder to receive a number of one one-thousandth shares having a value, based on the then-current market value of the Common Stock, equal to two times the Purchase Price.  In addition, if someone becomes an Acquiring Person, and thereafter the Company is involved in a merger or other business combination transaction, a holder of a Right also will be able to acquire, on payment of the Purchase Price, Common Stock of the Company or its successor having a value, based on the market value of the Company or its successor at the time of the transaction, equal to twice the Purchase Price.  Some limitations apply to the timing of exercise of the Rights.  Rights belonging to an Acquiring person will be null and void.

The Board of Directors may redeem the Rights, as a whole but not in part, at the Redemption Price of $0.01 per Right, at any time before there is an Acquiring Person.  After there is an Acquiring Person, the Rights may be redeemed only in very limited circumstances.  The Board of Directors may, however, in some cases also exchange all or part of the then outstanding and exercisable Rights (except for Rights that have become void) for shares of Common Stock at a rate of one share of Common Stock (or substitute consideration) per Right.  On redemption or exchange, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price or the exchange consideration, as applicable.

A full description of the Rights is set forth in the Rights Agreement between the Company and the Rights Agent, Computershare Trust Company, N.A.  A copy of the Rights Agreement is filed as an exhibit to this Current Report on Form 8-K.  THIS SUMMARY DESCRIPTION OF THE RIGHTS AGREEMENT AND THE RIGHTS DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RIGHTS AGREEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE.

Item 3.03               Material Modification to Rights of Security Holders

The disclosures in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 7.01               Regulation FD Disclosure

On June 15, 2009, the Company issued a press release announcing the Amended and Restated Rights Agreement dated as of June 15, 2009.  The press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

The following exhibits are incorporated by reference into this Current Report on Form 8-K, filed with this Current Report on Form 8-K or furnished with this Current Report on Form 8-K, as indicated below.

Exhibit
No.	Description

3.1

Certificate of Incorporation of Simpson Manufacturing Co., Inc., as amended, is incorporated herein by reference to Exhibit 3.1 of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

3.2	Bylaws of Simpson Manufacturing Co., Inc., as amended, are incorporated herein by reference to Exhibit 3.2 of its Current Report on Form 8-K dated August 4, 2008.

4.1	Amended and Restated Rights Agreement dated as of June 15, 2009, between Simpson Manufacturing Co., Inc. and Computershare Trust Company, N.A., is filed herewith.

4.2

Certificate of Designation, Preferences and Rights of Series A Participating Preferred Stock of Simpson Manufacturing Co., Inc., dated July 30, 1999, is incorporated by reference to Exhibit 4.2 of its Registration Statement on Form 8-A dated August 4, 1999.

99.1	Press release dated June 15, 2009, is furnished with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	June 15, 2009	By	/s/ KAREN W. COLONIAS
Karen W. Colonias
Chief Financial Officer, Secretary and Treasurer